UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2003

VirtualFund.com, Inc.

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-18114	41-1612861
(Commission File Number)	(IRS Employer Identification No.)

13911 Ridgedale Drive, Suite 477 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 348-0480

N/A

(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On January 10, 2003, VirtualFund.com, Inc. (the “Company”) entered into an Agreement and Plan of Merger whereby the Company’s wholly-owned subsidiary merged with and into Marquest Financial, Inc. (“Marquest”).  The Merger was closed on such date.  As consideration for the Merger, the Company issued 3,000,000 shares of the Company’s common stock, at $0.13 per share and $80,000 in cash to the sole shareholder of Marquest.  Funds from the Company’s working capital were used to pay the cash portion of the merger consideration.

Prior to the merger described herein, the sole shareholder of Marquest Financial, Inc. was Edward M. Graca.  Mr. Graca has been a director of the Company since October 15, 2002.  In connection with the acquisition, Mr. Graca entered into a three-year employment agreement with Marquest.

Marquest has operated a mortgage brokerage business since 1994.  Marquest will continue to operate its mortgage brokerage business as a wholly-owned subsidiary of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial Statements of Business Acquired

The required financial statements of the business acquired will be filed as soon as practicable, but no later than 60 days after the date that this Report must be filed.

(b)                                  Pro Forma Financial Information

The required pro forma financial information will be filed as soon as practicable, but no later than 60 days after the date that this Report must be filed.

(c)                                  Exhibits

Exhibit 99.1 —

Agreement and Plan of Merger dated January 10, 2003, by and among Marquest Financial, Inc. a Minnesota corporation, Edward M. Graca, Marquest Financial Acquisition Corporation, a Minnesota corporation, and VirtualFund.com, Inc., a Minnesota corporation

Exhibit 99.2 —	Employment Agreement dated January 10, 2003, between Marquest Financial, Inc. and Edward M. Graca

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALFUND.COM, INC.
(Registrant)

Date: January 27, 2003	By:	/s/ Joseph D. Pupel
	Name:	Joseph D. Pupel
	Title:	Interim Chief Executive Officer